Exhibit 99.1

JAKKS Pacific Reports Third Quarter 2019 Financial Results

SANTA MONICA, Calif.--(BUSINESS WIRE)--November 7, 2019--JAKKS Pacific, Inc. [NASDAQ: JAKK] today reported financial results for the third quarter ended September 30, 2019.

Third Quarter 2019 Overview vs. Same Period Last Year

  Net sales for the third quarter were $280.1 million, up 18% compared to $236.7 million reported in the comparable period in 2018. Sales in the 2019 third quarter were boosted by strong initial sales of Disney Frozen 2 products.
  Gross margin was 28.9%, up from 27.2% in Q3 of last year.
  Net income attributable to JAKKS Pacific was $16.4 million, or $0.51 per diluted share. This compares to $15.7 million, or $0.38 per diluted share, reported in the third quarter of 2018.
  Adjusted EBITDA was $44.1 million, an increase of 64% over the $27.0 million reported in the third quarter of 2018. See note below on “Use of Non-GAAP Financial Information.”

Management Commentary

JAKKS Chairman and CEO Stephen Berman stated, “We are pleased to report solid results across several financial metrics in the third quarter, as strong sales of Disney Frozen 2, Disguise® and Nintendo® more than offset the declines of some older products. Our net sales grew 18% in the quarter, the strongest quarterly growth in year-over-year sales we have seen in nearly five years, led by online sales of our products, which were up 32% compared to last year. More importantly, we were able to improve gross margins and tightly managed expenses, resulting in a 64% year-over-year increase in Adjusted EBITDA.

“We expect to close out the year on a strong note, and carry momentum into 2020. We remain committed to containing costs and managing our balance sheet prudently. We expect good performances over the holiday season from Frozen 2, Nintendo, Disney Princess and X-Power DozerTM.”

JAKKS also announced today that Chief Financial Officer Brent T. Novak will leave the Company in December 2019 to pursue other opportunities. The Company is currently conducting a search for its next CFO. Mr. Berman said, “Brent has been a valued member of the JAKKS team since joining the company in April 2018. We wish him well in his future endeavors.” Mr. Novak said, “I appreciated the opportunity to work with Stephen and the JAKKS team, and assisting in the completion of the Recapitalization transaction in August 2019.”

Cash and Cash Equivalents

The Company’s cash and cash equivalents (including restricted cash) totaled $75.9 million as of September 30, 2019 compared to $57.1 million as of September 30, 2018 and $37.0 million as of June 30, 2019.

2019 Outlook

Our goal for 2019 is to grow sales by approximately 5% on a year-over-year basis with improved levels of Adjusted EBITDA compared to 2018.

Use of Non-GAAP Financial Information

In addition to the preliminary results reported in accordance with U.S. GAAP included in this release, the Company has provided certain non-GAAP financial information including Adjusted EBITDA which is a non-GAAP metric that excludes various items that are detailed in the financial tables and accompanying footnotes reconciling GAAP to non-GAAP results contained in this release. Management believes that the presentation of these non-GAAP financial measures provides useful information to investors because the information may allow investors to better evaluate ongoing business performance and certain components of the Company’s results. In addition, the Company believes that the presentation of these financial measures enhances an investor’s ability to make period-to-period comparisons of the Company’s operating results. This information should be considered in addition to the results presented in accordance with GAAP, and should not be considered a substitute for the GAAP results. The Company has reconciled the non-GAAP financial information included in this release to the nearest GAAP measures. See the attached “Reconciliation of Non-GAAP Financial Information.”

Conference Call Live Webcast

JAKKS Pacific will webcast its third quarter earnings call at 9:00 a.m. Eastern Time/6:00 a.m. Pacific Time today. To listen to the live webcast and access the accompanying presentation slides, go to www.jakks.com/investors and click on the earnings website link under the Presentations tab at least 10 minutes prior to register, download and install any necessary audio software.

A replay of the call will be available on JAKKS’ website approximately one hour following completion of the call through November 14, 2019 ending at 11:59 p.m. Eastern Time/8:59 p.m. Pacific Time. The playback can be accessed by calling (888) 843-7419 or (630) 652-3042 for international callers, with passcode “49167023#” for both playback numbers.

About JAKKS Pacific, Inc.

JAKKS Pacific, Inc. (NASDAQ: JAKK) is a leading designer, manufacturer and marketer of toys and consumer products sold throughout the world, with its headquarters in Santa Monica, California. JAKKS Pacific’s popular proprietary brands include Perfectly Cute™, Real Workin’ Buddies™, Squish-Dee-Lish™, XPV®, Disguise®, Moose Mountain®, Funnoodle®, Maui®, Kids Only!®; a wide range of entertainment-inspired products featuring premier licensed properties; and C’est Moi™, a new generation of clean beauty. Through JAKKS Cares, the company’s commitment to philanthropy, JAKKS is helping to make a positive impact on the lives of children. Visit us at www.jakks.com and follow us on Instagram (@jakkstoys), Twitter (@jakkstoys) and Facebook (JAKKS Pacific).

©2019 JAKKS Pacific, Inc. All rights reserved.

Forward Looking Statements

This press release may contain “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations, estimates and projections about JAKKS Pacific's business based partly on assumptions made by its management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such statements due to numerous factors, including, but not limited to, those described above, changes in demand for JAKKS Pacific's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, or that the Recapitalization transaction or any future transactions will result in future growth or success of JAKKS. The “forward-looking statements” contained herein speak only as of the date on which they are made, and JAKKS undertakes no obligation to update any of them to reflect events or circumstances after the date of this release.

JAKKS Pacific, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	September 30,	December 31,
	2019	2018
	(In thousands)
ASSETS

Current assets:
Cash and cash equivalents	$71,028	$53,282
Restricted cash	4,862	4,923
Accounts receivable, net	200,788	122,278
Inventory	65,298	53,880
Prepaid expenses and other assets	18,495	15,780
Total current assets	360,471	250,143

Property and equipment	128,784	128,049
Less accumulated depreciation and amortization	111,859	107,147
Property and equipment, net	16,925	20,902

Operating lease right-of-use assets	34,142	-
Goodwill	35,083	35,083
Intangibles and other assets, net	33,020	36,713
Total assets	$479,641	$342,841

LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$196,432	$87,488
Reserve for sales returns and allowances	38,109	29,403
Short term operating lease liabilities	9,368	-
Short term debt, net	6,905	27,211
Total current liabilities	250,814	144,102

Long term operating lease liabilities	27,864	-
Long term debt, net	170,812	139,792
Other liabilities	142	4,409
Income taxes payable	1,465	1,458
Deferred income taxes, net	1,431	1,431
Total liabilities	452,528	291,192

Preferred stock	5,074	-

Stockholders' equity:
Common stock, $.001 par value	36	30
Additional paid-in capital	199,782	218,155
Treasury stock	-	(24,000)
Accumulated deficit	(162,856)	(127,601)
Accumulated other comprehensive loss	(15,892)	(15,847)
Total JAKKS Pacific, Inc. stockholders' equity	21,070	50,737
Non-controlling interests	969	912
Total stockholders' equity	22,039	51,649
Total liabilities, preferred stock and stockholders' equity	$479,641	$342,841

JAKKS Pacific, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(In thousands, except per share data)		(In thousands, except per share data)

Net sales	$280,130	$236,699	$446,138	$435,484
Less cost of sales
Cost of goods	148,735	134,115	254,534	248,432
Royalty expense	45,152	33,119	69,118	62,754
Amortization of tools and molds	5,384	5,135	9,541	9,068
Cost of sales	199,271	172,369	333,193	320,254
Gross profit	80,859	64,330	112,945	115,230
Direct selling expenses	17,993	15,805	34,336	38,286
Selling, general and administrative expenses	24,979	26,951	74,456	99,340
Depreciation and amortization	1,614	1,428	4,930	4,923
Restructuring charge	24	-	294	-
Acquisition related and other	587	103	5,957	436
Income (loss) from operations	35,662	20,043	(7,028)	(27,755)
Other income (expense):
Income from joint ventures	-	-	-	227
Other income (expense), net	36	223	(123)	304
Loss on extinguishment of debt	(13,205)	(453)	(13,205)	(453)
Change in fair value of convertible senior notes	(463)	917	(2,992)	(2,514)
Interest income	17	19	64	47
Interest expense	(4,617)	(3,097)	(10,554)	(7,230)
Income (loss) before provision for income taxes	17,430	17,652	(33,838)	(37,374)
Provision for income taxes	1,016	1,953	1,360	1,708
Net income (loss)	16,414	15,699	(35,198)	(39,082)
Net income (loss) attributable to non-controlling interests	(31)	17	57	39
Net income (loss) attributable to JAKKS Pacific, Inc.	$16,445	$15,682	$(35,255)	$(39,121)
Net income (loss) attributable to common stockholders	$16,265	$15,682	$(35,435)	$(39,121)
Income (loss) per share - basic	$0.60	$0.68	$(1.43)	$(1.69)
Shares used in income (loss) per share - basic	27,085	23,106	24,754	23,104
Income (loss) per share - diluted	$0.51	$0.38	$(1.43)	$(1.69)
Shares used in income (loss) per share - diluted	60,345	45,686	24,754	23,104

JAKKS Pacific, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Information (Unaudited)

Reconciliation of GAAP to Non-GAAP measures:

This press release and accompanying schedules provide certain information regarding Adjusted EBITDA and Adjusted Net Income (Loss), which may be considered non-GAAP financial measures under the rules of the Securities and Exchange Commission. The non-GAAP financial measures included in the press release are reconciled to the corresponding GAAP financial measures below, as required under the rules of the Securities and Exchange Commission regarding the use of non-GAAP financial measures. We define Adjusted EBITDA as income (loss) from operations before depreciation, amortization and adjusted for certain non-recurring and non-cash charges, such as reorganization expenses and restricted stock compensation expense. Net income (loss) is similarly adjusted and tax-effected to arrive at Adjusted Net Income (Loss). Adjusted EBITDA and Adjusted Net Income (Loss) are not recognized financial measures under GAAP, but we believe that they are useful in measuring our operating performance. We believe that the use of the non-GAAP financial measures enhances an overall understanding of the Company’s past financial performance, and provides useful information to the investor by comparing our performance across reporting periods on a consistent basis.

Investors should not consider these measures in isolation or as a substitute for net income, operating income, or any other measure for determining the Company’s operating performance that is calculated in accordance with GAAP. In addition, because these measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(In thousands)		(In thousands)

Net income (loss)	$16,414	$15,699	$(35,198)	$(39,082)
Income from joint ventures	-	-	-	(227)
Other (income) expense, net	(36)	(223)	123	(304)
Loss on extinguishment of debt	13,205	453	13,205	453
Interest income	(17)	(19)	(64)	(47)
Interest expense	4,617	3,097	10,554	7,230
Provision for income taxes	1,016	1,953	1,360	1,708
Depreciation and amortization	6,998	6,563	14,471	13,991
Acquisition related and other	587	103	5,957	436
Restricted stock compensation expense	857	760	1,872	1,747
Bad debt write-offs (recoveries)	-	(504)	-	11,964
Change in fair value of convertible senior notes	463	(917)	2,992	2,514
Restructuring charge	24	-	294	-
Minimum guarantee shortfalls	-	-	-	3,468

Adjusted EBITDA	$44,128	$26,965	$15,566	$3,851

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(In thousands, except per share data)		(In thousands, except per share data)

Net income (loss) attributable to common stockholders	$16,265	$15,682	$(35,435)	$(39,121)
Restricted stock compensation expense	857	760	1,872	1,747
Loss on extinguishment of debt	13,205	453	13,205	453
Bad debt write-offs (recoveries)	-	(504)	-	11,964
Acquisition related and other	587	103	5,957	436
Change in fair value of convertible senior notes	463	(917)	2,992	2,514
Restructuring charge	24	-	294	-
Minimum guarantee shortfalls	-	-	-	3,468
Tax impact of additional charges	(5)	85	(20)	(2,018)

Adjusted net income (loss) attributable to common stockholders	$31,396	$15,662	$(11,135)	$(20,557)

Adjusted income (loss) per share - basic	$1.16	$0.68	$(0.45)	$(0.89)
Shares used in adjusted income (loss) per share - basic	27,085	23,106	24,754	23,104
Adjusted income (loss) per share - diluted	$0.76	$0.38	$(0.45)	$(0.89)
Shares used in adjusted income (loss) per share - diluted	60,345	45,686	24,754	23,104

Contacts

JAKKS Pacific
Brent Novak, (424) 268-9450
Chief Financial Officer

Rachel Griffin, (424) 268-9553
Vice President, Communications

Gateway Investor Relations
Sean McGowan, (949) 574-3860
Managing Director
smcgowan@gatewayir.com